SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2005

DOBSON COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	000-29225	73-1513309
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
14201 Wireless Way
Oklahoma City, Oklahoma, 73134
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (405) 529-8500
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Press Release

Item 1.01	Entry into a Material Definitive Agreement
      On August, 12, 2005, Dobson Communications Corporation’s two operating subsidiaries, Dobson Cellular Systems, Inc. and American Cellular Corporation entered into a new, multi-year roaming agreement with Cingular Wireless LLC, their primary wireless roaming partner, and amended the existing GSM operating agreements with New Cingular Wireless Services, Inc. (f/k/a/ AT&T Wireless Services, Inc.). The new agreements will amend and/or replace the (i) GSM Operating Agreement between New Cingular Wireless and American Cellular, dated July 11, 2003; (ii) GSM Operating Agreement between New Cingular Wireless and Dobson Cellular, dated July 11, 2003; (iii) Roaming Agreement for GSM/ GPRS between New Cingular Wireless and American Cellular, dated July 11, 2003; (iv) Roaming Agreement for GSM/ GPRS between New Cingular Wireless and Dobson Cellular, dated July 11, 2003; (v) Second Amended and Restated TDMA Operating Agreement between New Cingular Wireless and American Cellular (f/k/a ACC Acquisition LLC under this agreement), dated July 11, 2003; (vi) TDMA Operating Agreement between New Cingular Wireless and Dobson Cellular, dated January 16, 1998; and (vii) Intercarrier Multi-Standard Roaming Agreement between Cingular Wireless LLC and Dobson Cellular, dated January 25, 2002. The new agreement provides for the following:

•	The term of the new roaming agreement expires on August 12, 2009, which extends the term of the old roaming agreements by approximately one year, while the term of each GSM operating agreement is unchanged and expires in mid-2008;

•	Dobson Cellular and American Cellular on the one hand and Cingular on the other hand agreed to mutually lower roaming rates, with Dobson Cellular and American Cellular paying Cingular a flat incollect rate through mid-2009 that is approximately half the blended rate in previous roaming agreements;

•	The roaming rate structure for payments between Dobson Cellular and American Cellular on the one hand and Cingular on the other hand has been revised from the rate structure in the old agreements and is effective as of April 9, 2005;

•	Dobson Cellular and American Cellular on the one hand and Cingular on the other hand will continue to mutually prefer one another for roaming through the term of the new roaming agreement;

•	The existing limited exclusivity provision of the GSM operating agreements will remain in effect with minor modifications, which Dobson believes will have a minimal impact on revenue;

•	There will be “home-on-home” roaming in areas where all three carriers operate;

•	Dobson Cellular and American Cellular have the right to acquire for $6.0 million, 10 MHz of spectrum covering 1.1 million POPs, consisting of Youngstown, Ohio and Ohio 11 Rural Service Area (RSA); and Erie, Sharon and Pennsylvania 1 RSA; and

•	Dobson Cellular and American Cellular have an option to lease, to be exercised with 90 days and for periods ranging from 18 months to 5 years, 10MHz of spectrum covering over 1.5 million POPs, consisting of Duchess and Ulster counties in the New York Cluster RSA; 4 counties in NY 3 RSA; 3 counties in PA 2 RSA, 3 counties in PA 3 RSA and 17 counties in central Texas.
      In addition, Dobson Cellular and American Cellular entered in to an agreement with Cingular whereby Dobson Cellular and American Cellular will receive from Cingular approximately $7.8 million as a settlement for prior claims under various agreements between Dobson Cellular and American Cellular on the one hand and the former AT&T entity on the other hand, and Dobson Cellular and American Cellular will also receive certain formula-based residual payments in connection with such settlements through mid-2008 at the latest.

Item 8.01	Other Events
      On August 12, 2005, Dobson Communications issued a press release announcing the new agreement, a copy of which is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits
      (c) Exhibits
      99.1 Press Release, dated August 12, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOBSON COMMUNICATIONS CORPORATION

By:	/s/ Ronald L. Ripley

Name: Ronald L. Ripley

Title:	Senior Vice President and General Counsel
Date: August 15, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated August 12, 2005